UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):               April 11, 2012

THE MONARCH CEMENT COMPANY
(Exact name of Registrant as specified in its charter)

Kansas	0-2757	48-0340590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. BOX 1000, HUMBOLDT, KANSAS          66748-0900
(Address of Principal Executive Offices)                                    (Zip Code)

Registrant's telephone number, including area code         (620) 473-2222

_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

    The Monarch Cement Company held its annual meeting of stockholders on Wednesday, April 11, 2012, at which meeting our stockholders voted upon the following matter:
  The election of four Class II directors to hold office for a term expiring at our 2015 annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal.
Election of Directors

    At the annual meeting, each of the four persons named below was elected as a Class II director. The following is a summary of the votes cast at the annual meeting with respect to the election of directors:

Name	Votes in Favor	Votes Withheld
Byron J. Radcliff	14,351,813	101,587
Michael R. Wachter	14,375,130	101,587
Walter H. Wulf, Jr.	14,353,177	101,587
Walter H. Wulf, III	14,295,569	101,587

There were 0 broker non-votes with respect to this matter.

    In addition to the Class II directors elected at the Annual Meeting, the persons continuing their term of office as members of our board of directors are identified below:

Class III Directors (term to expire in 2013)
Jack R. Callahan
Ronald E. Callaway
Robert M. Kissick
Byron K. Radcliff

Class I Directors (term to expire in 2014)
David L. Deffner
Gayle C. McMillen
Richard N. Nixon

Additional information regarding the annual meeting is contained in our proxy statement dated March 15, 2012.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        The Monarch Cement Company
Dated: April 12, 2012

                         By:  /s/ Debra P. Roe
                            Debra P. Roe, CPA
                            Chief Financial Officer and
                            Assistant Secretary-Treasurer
                            (principal financial officer and
                            principal accounting officer)